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                                                                     Exhibit 23A

                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Bassett Furniture Industries, Incorporated of our report dated January 7, 2003 (except for Note Q, as to which the date is February 3, 2003), included in the 2002 Annual Report to Shareholders of Bassett Furniture Industries, Incorporated.

Our audit also included the financial statement schedule of Bassett Furniture Industries, Incorporated listed in Item 15(a) for the year ended November 30, 2002. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-52405, Form S-8 No. 33-52407, Form S-8 No. 333-60327, and Form
S-8 No. 333-43188) of our report dated January 7, 2003 (except for Note Q, as to which the date is February 3, 2003), with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Bassett Furniture Industries, Incorporated.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-52405, Form S-8 No. 33-52407, Form S-8 No. 333-60327, Form S-8
No. 333-43188) of our report dated December 20, 2002, with respect to the financial statements of LRG Furniture, LLC included in this Annual Report (Form 10-K) of Bassett Furniture Industries, Incorporated.


                                               /s/ Ernst & Young LLP

Greensboro, North Carolina
February 19, 2003